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                                                                    EXHIBIT 10.1

                             EMPLOYMENT AGREEMENT

     This Agreement among American Medical Response, Inc., a Delaware corporation (the "Company") and Carol J. Burt ("Executive") is hereby entered into as of September 6, 1996.

                                   Recitals:
                                   ---------

     As of the date of this Agreement, the Company and its affiliates are engaged in the business of medical transportation services.

     Executive is or will be employed by the Company in a confidential relationship wherein Executive, in the course of her employment with the Company, will become familiar with and aware of information as to the specific manner of doing business and the customers of the Company, and its subsidiaries and future plans with respect thereto, all of which will be established and maintained at great expense to the Company and its subsidiaries; this information is a trade secret and constitutes the valuable goodwill of the Company and its subsidiaries.

     Executive recognizes that the business of the Company and its subsidiaries depends upon a number of trade secrets, including secret techniques, methods and data. The protection of these trade secrets is of critical importance to the Company and its subsidiaries.

     The Company and its subsidiaries will sustain great loss and damage if Executive should violate the provisions of paragraph 3 of this Agreement. Further, monetary damages for such losses would be extremely difficult to measure.

     NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

     1.   Employment and Duties.
          ---------------------

               (a) The Company hereby employs Executive in an executive position initially as Senior Vice President-Finance and Treasurer. In this capacity, Executive shall report to the Company's Chief Financial Officer, and shall supervise, under the direction of the Chief Financial Officer, the Company's acquisition programs and financial strategies. Executive hereby accepts this employment upon the terms and conditions herein contained and agrees to devote her full time, attention and efforts to promote and further the business and services of the Company. Executive shall faithfully adhere to, execute and fulfill all policies established by the Company.

               (b) Employee shall perform such duties, assume such responsibilities and devote such time and energy to the business of the Company as the Board of Directors and Chief Executive Officer of the Company shall from time to time require and shall not, during the term of her employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage without the prior approval of the Company. However, the foregoing limitations shall not be construed as prohibiting Executive from making personal investments in such form and manner as will neither require her services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of paragraph 3 hereof.

               (c) All funds received by Executive on behalf of the Company, if any, shall be held in trust for the Company and shall be delivered to the Company as soon as practicable.

     2.   Compensation and Expenses.  For all services rendered by Executive to
          -------------------------
the Company, the Company shall compensate the Executive as follows:

               (a)  Base Salary.  The base salary payable to Executive shall be
                    -----------
not less than $190,000 per year payable in accordance with the Company's customary pay practices.

               (b)  Annual Bonus.  Executive shall be eligible for an annual
                    ------------
performance bonus subject to the evaluation and approval of the Chief Executive Officer and the Compensation Committee of the Board of Directors.

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               (c)  Expenses.  Executive shall be entitled to reimbursement for
                    --------
expenses incurred on behalf of the Company in the performance of her duties hereunder, consistent with the Company's reimbursement policies.

               (d)  Disability.  Executive shall be entitled to receive for a
                    ----------
period of up to six (6) months her base salary and a pro rata portion of her bonus during such time as, because of illness or physical or mental disability or other incapacity, she is unable to perform her duties under this Agreement. Such amounts payable shall be offset by any amounts paid to Executive under disability insurance policies maintained by the Company.

               (e)  Signing Bonus.  Within 30 days of the execution of this
                    -------------
Agreement the Company shall pay to Executive a one-time signing bonus of $30,000.

               (f)  Change of Control.  The Company agrees that at the next
                    -----------------
meeting of the Compensation Committee of the Company's Board of Directors, the Company shall recommend that the Executive be made subject to the provisions of and entitled to one year's worth of benefits under the Company's Executive Separation Allowance Plan. The Executive acknowledges and agrees that in addition to this Agreement, her inclusion in the Company's Executive Separation Allowance Plan constitutes good and valuable consideration for her covenants under Paragraph 3 of this Agreement.

     3.   Non-Competition Agreement; Trade Secrets.
          ----------------------------------------

               (a) Executive agrees that, during the term of her employment with the Company and for a two-year period following termination of her employment with the Company for any reason, she shall not, directly or indirectly, for herself or on behalf of, or in conjunction with, any other person, company, partnership, corporation or business of whatever nature:

                        (i) knowingly call upon any past or present customer of the Company or any of its subsidiaries (including any such customer obtained by the Executive) for the purpose of soliciting or selling any services or products in competition with those of the Company or any of its subsidiaries;

                        (ii) knowingly call upon any employee of the Company or any of its subsidiaries for the purpose or with the intent of enticing them away from or out of the employ of the Company or any of its subsidiaries for any reason whatsoever;

                        (iii) establish, enter into, be employed by or for, advise, consult with or become an owner in or a part of, any company, partnership, corporation or other business entity or venture, or in any way engage in business for herself or for others, that competes in the business of providing medical transportation services with the Company or any of its subsidiaries, within the United State of America or within 100 miles of any location in which the Company or any of its subsidiaries conducts business; or

                        (iv) call upon any prospective acquisition candidates on Executive's own behalf or on behalf of any competitor, which candidate was either called upon by the Executive or for which Executive made an acquisition analysis for the Company.

          Ownership of not more than one percent of the voting stock of a corporation whose stock is traded on a national securities exchange or over-the-counter shall not of itself constitute a violation of this paragraph 3(a).

               (b) Executive agrees that she will not, during or after the term of her employment with the Company, disclose or use for her personal benefit information relating to the customers or other trade secrets (whether in existence or proposed) of the Company or any of its subsidiaries, or any other confidential information of the Company or its subsidiaries to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

               (c) Because of the difficulty of measuring economic losses to the Company and its subsidiaries as a result of the breach of any of the foregoing covenants, and because of the immediate and irreparable damage that would be caused to the Company and its subsidiaries for which they may have no other adequate remedy, Executive agrees that, in the event of a breach by her of any of the foregoing covenants, the Company or any of its subsidiaries may, in addition to obtaining any other remedy or relief available to it, enforce the foregoing covenants by all equitable relief, including injunctions and restraining orders.

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               (d)  The covenants in this paragraph 3 are severable and
separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

               (e) It is specifically agreed that the post-termination non-competition period referred to in paragraph 3(a) shall be computed by excluding from such computation any time during which Executive is in violation of any provision of this paragraph 3 as determined by a final and nonappealable decree of a court of competent jurisdiction.

     4.   Return of Company Property.  All records, plans, memoranda, lists and
          --------------------------
other property delivered to Executive by or on behalf of the Company or any of its subsidiaries or by a customer of any of them (including but not limited to, any such customers obtained by Executive), and all records compiled by the Executive which pertain to the business of the Company or any of its subsidiaries shall be and remain the property of the Company or such subsidiary, as the case may be, and be subject at all times to its discretion and control. Likewise, all correspondence with customers or representatives, reports, records, charts, advertising materials, and any data collected by Executive, or by or on behalf of the Company, any of its respective subsidiaries or any representative of any of them shall be delivered promptly to the Company without request by them upon termination of Executive's employment.

     5.   Inventions.  Executive shall disclose promptly to the Company any and
          ----------
all conceptions and ideas for inventions, improvements, discoveries and works, whether or not patentable or copyrightable, which are conceived or made by Executive solely or jointly with another during the period of employment or within one (1) year thereafter and which are related to the business or activities of the Company or any of is subsidiaries or which Executive conceives as a result of her employment by the Company (collectively, "Proprietary Rights"), and Executive hereby assigns and agrees to assign all her interests therein to the Company or its nominee. All copyrightable Proprietary Rights shall be considered to be "works made for hire". Whenever requested to do so by the Company, Executive shall execute any and all applications, assignments or other instruments and do such other acts that the Company shall request to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein. These obligations shall continue beyond the termination of employment with respect to inventions, improvements, discoveries and works, whether or not patentable or copyrightable, conceived, made or acquired by Executive during the period of employment or within one (1) year thereafter, and shall be binding upon Executive's assigns, executors, administrators and other legal representatives

     6.   Term; Termination; Rights of Termination.
          ----------------------------------------

               (a) The initial term of Executive's employment with the Company hereunder shall, unless terminated as herein provided, continue for a term of two (2) years ending on the second anniversary of the date of this Agreement. The Executive's employment with the Company may be terminated in any one of the following ways:

                        (i) The death of Executive or the inability of Executive, because of illness or physical or mental disability or other incapacity which continues for a period in excess of six months, to perform her duties under this Agreement shall terminate Executive's employment.

                        (ii) The Company may terminate the Executive's employment after ten-days' written notice to Executive for good cause, including without limitation:

                                  (A) Executive's willful and knowing material breach of this Agreement;

                                  (B)  Executive's fraud with respect to the
                        business or affairs of the Company or if Executive is convicted of a felony involving fraud, dishonesty or moral turpitude;

                                  (C) Executive's exclusion from participation in Medicare, Medicaid or any other third party reimbursement program, for any reason, or if Executive has had material civil money penalties or assessments imposed on her under any federal or state law involving Medicare, Medicaid, or any other third party reimbursement program; or

                                  (D)  alcohol or drug abuse, or sexual
                        harassment by Executive.

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                        (iii)  At any time after the commencement of Executive's
               employment with the Company, the Company or Executive may, without cause, terminate the Executive's employment thirty days after written notice is provided to the other party.

               (b) Upon termination of Executive's employment pursuant to clause (i) of paragraph 6(a) or by the Company pursuant to clause (iii) of paragraph 6(a), or by the Executive in the event her duties and responsibilities are significantly diminished, Executive shall be entitled to receive (i) all cash compensation earned under this Agreement to the date of termination plus
                                                                         ----
(ii) an amount equal to last year's cash bonus, if any, prorated for any partial year prior to termination plus (iii) base compensation as in effect on the date
                          ----
prior to termination for an additional period of twelve months plus (iv) an
                                                               ----
amount equal to the prior year's cash bonus, if any. In connection with a termination for disability under clause (i) of paragraph 6(a), the amount to be paid as set forth in this paragraph 6(b) shall be decreased by any payments made under the Company's disability programs during the twelve months following such termination.

               (c) Upon termination of Executive's employment by the Company pursuant to clause (ii) of paragraph 6(a), or by the Executive pursuant to clause (iii) of paragraph 6(a), Executive shall be entitled, upon execution of a standard release, to receive all base cash compensation earned under this Agreement to the date of termination, together with an amount equal to a pro rata portion of last year's cash bonus based on the number of days worked in the year of such termination. Such termination of the Executive's employment shall not otherwise accelerate the payment date of any monies accrued or accruing to the account of Executive as a result of any bonuses or other compensation, nor shall termination vest in Executive any right in connection therewith.

               (d) In the event of termination of Executive's employment for any reason provided in this paragraph 6, all rights and obligations of the Company and Executive under this Agreement shall cease immediately, except that Executive's obligations under paragraphs 1(c), 3, 4, 5 and 7 hereof shall survive such termination, and thereafter Executive shall have the right to receive, and the Company shall be obligated to pay, the compensation as set forth in paragraphs 6(b) or 6(c).

     7.   Representations of Executive.  Executive has represented and hereby
          ----------------------------
represents and warrants to the Company that she is not subject to any restriction or non-competition covenant in favor of a former employer or any other person or entity, and that the execution of this Agreement by Executive and her employment by the Company and the performance of her duties hereunder will not violate or be a breach of any agreement with a former employer or any other person or entity and Executive agrees to indemnify the Company for any claim by any third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any non-competition agreement or invention and secrecy agreement between Executive and such third party.

     8.   Complete Agreement.  There are no oral representations,
          ------------------
understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement and this Agreement supersedes any prior agreement or understanding between the Company and the Executive with respect to her employment. This Agreement is the final, complete and exclusive statement and expression of this Agreement among the Company and Executive and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This Agreement may not be later modified except by a further writing signed by the parties, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such terms.

     9.   No Waiver.  No waiver by the parties hereto of any default or breach
          ---------
of any term, condition or covenant of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein.

     10.  Assignment: Binding Effect.  Executive understands that she has been
          --------------------------
selected for employment by the Company on the basis of her personal qualifications, experience and skills. Executive agrees, therefore, that she cannot assign all or any portion of this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties thereto and their respective heirs, successors and assigns.

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     11.  Notice.  Whenever any notice is required hereunder, it shall be given
          ------
in writing addressed as follows:

To the Company:         American Medical Response, Inc.
                               2821 South Parker Road, 10th Floor
                               Aurora, CO  80014
                               Attention:  General Counsel

To Executive:                  Carol J. Burt
                               714 Humboldt Street
                               Denver, CO  80218

Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 12.

     12.  Severability:  Headings.  If any portion of this Agreement is held
          -----------------------
invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

     13.  Miscellaneous.  This Agreement shall in all respects be construed
          -------------
according to the laws of The State of Colorado. This Agreement may be executed in any one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                                  AMERICAN MEDICAL RESPONSE, INC.


                                  /s/  Paul T. Shirley
                                  -----------------------------------
                                  Paul T. Shirley
                                  Chief Executive Officer


EXECUTIVE:


 /s/  Carol J. Burt
-------------------
Carol J. Burt

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